UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

VAALCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 29, 2024, VAALCO Energy (Holdings), LLC (“Buyer”), a Delaware limited liability company and wholly-owned subsidiary of the VAALCO Energy, Inc. (“VAALCO” or the “Company”), and Petroswede AB, a company incorporated in Sweden (“Seller”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Buyer will purchase all of the issued shares in the capital of Svenska Petroleum Exploration Aktiebolag, a company incorporated in Sweden (“Svenska”) for $66.5 million in cash (the “Purchase Price”), subject to adjustment as described below (the “Acquisition”). Pursuant to the terms and subject to the conditions of the Share Purchase Agreement, upon closing of the Acquisition (the “Closing”), Buyer will acquire Svenska and, as a result, Svenska’s primary asset: a 27.39% non-operated working interest in the deepwater producing Baobab field in Block CI-40, offshore Cote d’Ivoire in West Africa. Buyer will also acquire a 21.05% non-operated working interest in OML 145, a non-producing discovery located offshore of Nigeria that is not expected to be developed at this time.

The Purchase Price will be funded by a combination of a dividend of cash on Svenska’s balance sheet to the Seller immediately prior to the consummation of the Acquisition and a portion of VAALCO’s cash-on-hand. The Purchase Price will be adjusted by: (i) interest on $66.5 million from October 1, 2023 to the date of Closing accruing at a rate of 5% per annum compounded annually; (ii) the amount of closing costs (as defined in the Share Purchase Agreement); (iii) any consent costs borne VAALCO or Seller in connection with obtaining necessary consent from government of Cote d’Ivoire; and (iv) other customary adjustments. VAALCO estimates that cash due from VAALCO at Closing will be in the range of approximately $30 to $40 million.

The transaction has been approved by the respective boards of directors of the Company and the Seller, and is expected to close in the second quarter of 2024, with timing dependent upon receipt of all necessary regulatory approvals. Closing is subject to obtaining necessarily regulatory approvals in Cote d’Ivoire and Sweden and the satisfaction of other customary closing conditions. If the closing conditions are not satisfied or waived within nine months of date of the Share Purchase Agreement, then either the Buyer or the Seller may, at its discretion, terminate the Share Purchase Agreement.

The Share Purchase Agreement provides for representations and warranties and covenants subject to certain limitations and qualifications customary for this type of transaction.  The warranties made by the Seller as well as certain tax liabilities to be paid by the Seller pursuant to the Share Purchase Agreement are covered by a W&I insurance policy with a coverage of $10 million without recourse to the Seller.  The Seller has assumed general claims (as defined in the Share Purchase Agreement) not covered by the W&I insurance policy with recourse against the Seller limited, among other ways, to an amount equal to 50% of the cash-on-hand actually paid by VAALCO to the Seller at Closing.

The foregoing description of the material terms and conditions of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary and the copy of the Share Purchase Agreement are intended to provide information regarding the terms of the SPA and are not intended to modify or supplement any factual disclosures about VAALCO in public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Share Purchase Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Share Purchase Agreement. The Share Purchase Agreement includes representations, warranties, and covenants of the Buyer and the Seller made solely for the benefit of the parties to the Share Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Share Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties to the Share Purchase Agreement in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to VAALCO’s filings with the SEC or may have been used for purposes of allocating risk among the parties to the Share Purchase Agreement rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of VAALCO, the Buyer, the Seller, Svenska or any of their respective subsidiaries or affiliates.

Item 7.01.	Regulation FD Disclosure.

On February 29, 2024, the Company made available an announcement and investor presentation that includes, among other matters, information related to the Share Purchase Agreement referred to in Item 1.01 above. Copies of the announcement and investor presentation are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 (the “Securities Act”), except as otherwise stated in such filings. Similarly, the information on the Company’s website shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created by those laws and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. All statements other than statements of historical fact may be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “forecast,” “outlook,” “aim,” “target,” “will,” “could,” “should,” “may,” “likely,” “plan,” “probably” or similar words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.  Forward-looking statements in this Current Report on Form 8-K may include, but are not limited to, statements relating to (i) the proposed Acquisition and its terms, timing and closing, including receipt of required regulatory approvals and satisfaction of other closing conditions; (ii) expectations concerning the expected amount of cash-on-hand VAALCO will be required to pay to the seller at closing of the Acquisition; (iii) expectations and estimates of future drilling, production and sales of crude oil and natural gas; (iv) estimates of future cost margins and cost reductions, synergies, savings and efficiencies; (v) expectations on timing of obtaining necessary approvals in Cote d’Ivoire for extension of the CI-40 license; (vi) expectations regarding the timing and costs of completion for scheduled maintenance of the FPSO; (vii) expectations regarding VAALCO’s ability to effectively integrate assets and properties it may acquire as a result of the Acquisition into its operations; (viii) expectations of future balance sheet strength; and (ix) expectations of future plans, priorities, focus and benefits of the proposed Acquisition. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to obtain regulatory approvals in connection with the proposed Acquisition; the amount of any pre-closing dividends permitted by the law applicable to Svenska; the ability to complete the proposed Acquisition on the anticipated terms and timetable; the possibility that various closing conditions for the Acquisition may not be satisfied or waived; risks relating to any unforeseen liabilities of the Svenska; the outcome of any cost audits undertaken by the Cote d’Ivoire government; timing and amounts of any decommissioning or other wind up costs relating to any acquired Nigerian assets; declines in oil or natural gas prices; the level of success in exploration, development and production activities; actions of joint-venture partners; adverse weather conditions that may negatively impact development or production activities; the timing and costs of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; the ability to generate cash flows that, along with cash on hand, will be sufficient to support operations and cash requirements; the ability to attract capital or obtain debt financing arrangements; currency exchange rates and regulations; actions by joint venture co-owners; hedging decisions, including whether or not to enter into derivative financial instruments; international, federal and state initiatives relating to the regulation of hydraulic fracturing; failure of assets to yield oil or gas in commercially viable quantities; uninsured or underinsured losses resulting from oil and gas operations; inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing oil and gas operations; the ability to replace oil and natural gas reserves; loss of senior management or technical personnel; and other risks described under the caption “Risk Factors” in the Company’s 2022 Annual Report on Form 10-K, filed with the SEC on April 6, 2023. There may be additional risks that VAALCO does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect VAALCO’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
2.1*	Share Purchase Agreement, dated February 29, 2024, by and between VAALCO Energy (Holdings), Inc., Petroswede AB.
99.1	Announcement, dated February 29, 2024.
99.2	Investor Presentation, dated February 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*          Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and portions of this exhibit have been redacted in compliance with Item 601(b)(2) and Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: February 29, 2024
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller